GOOSEHEAD INSURANCE, INC. ANNOUNCES SELECT PRELIMINARY KEY PERFORMANCE INDICATORS FOR FOURTH QUARTER AND FULL YEAR 2021

WESTLAKE, TEXAS – January 24, 2022 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced select preliminary fourth quarter and full year 2021 key performance indicators ahead of its upcoming 2022 Annual Meeting with Agents and Franchises.

Fourth Quarter and Full Year 2021 KPI’s
•Total revenue for the fourth quarter of 2021 is expected to be in the range of $39 million and $41 million, representing organic growth between 13% and 18%. For the full year 2021, revenue is expected to be in the range of $150 million and $152 million, representing organic growth between 28% and 30%, driven by continued strong core revenue growth offset by lower revenue from contingent commissions.*
•Total written premiums placed grew 43% to $407 million in the fourth quarter of 2021 compared to $285 million during the fourth quarter of 2020. Total written premiums placed for the full year 2021 were $1.56 billion, an increase of 45% compared to $1.07 billion in 2020.
•Policies in force grew 42% to 1,011,000 at year end 2021, compared to 713,000 at year end 2020.
•Corporate sales headcount of 506 as of December 31, 2021 was up 39% year over year.
•Total franchises increased 47% compared to the prior year period to 2,151 as of December 31, 2021; total operating franchises grew 34% compared to the prior year period to 1,198.

*The information presented herein represents our preliminary estimates based on currently available information, is not a comprehensive statement of our financial results or operating performance and is subject to change. We have provided a range for revenue primarily because our financial closing procedures for the year ended December 31, 2021 are not yet complete and, therefore, our final results upon completion of our closing procedures may vary from the preliminary estimate. These estimates should not be viewed as a substitute for our full annual financial statements prepared in accordance with generally accepted accounting principles in the United States, or GAAP.

“We delivered outstanding growth in select key performance indicators for the fourth quarter and full year 2021 in a more difficult operating environment and against a very strong comparison in 2020,” stated Mark E. Jones, Chairman and CEO. “This robust growth was achieved in a year with numerous challenges including further Covid uncertainty, significant weather events and higher auto loss trends, which contributed to historically low levels of contingent commissions after a year of historically high contingency revenue. Our significant levels of growth demonstrate the strength, consistency and resiliency of our amazing business and our ability to drive impressive growth through challenging environments. It is a testament to the quality of our people and our ability to continuously adapt and improve to deliver for our clients.” CFO Mark Colby stated, “Our significant investments in people and technology in 2021 position us well for strong growth in premium, revenue, earnings and margin growth in 2022.”

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 140 insurance companies that underwrite personal lines and small commercial lines risks, and its operations include a network of 15 corporate sales offices and over 2,151 operating and contracted franchise locations. For more information, please visit gooseheadinsurance.com.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or Goosehead’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, conditions impacting insurance carriers or other parties with which Goosehead does business, the economic effects of the COVID-19 pandemic, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Goosehead’s other filings with the SEC, which are available free of charge on the Securities Exchange Commission's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts
Investor Contact:
Dan Farrell
Goosehead Insurance - VP Capital Markets
Phone: (214) 838-5290
Email: dan.farrell@goosehead.com; IR@goosehead.com;

PR Contact:
Mission North for Goosehead Insurance
Email: goosehead@missionnorth.com; PR@goosehead.com